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                                                                   EXHIBIT 4.10

                        CHAMPION HEALTHCARE CORPORATION
                          PHYSICIANS STOCK OPTION PLAN


PREAMBLE. The Board of Directors of Champion Healthcare Corporation adopted the hereinbelow described Physicians Stock Option Plan effective as of May 27, 1993.

1.          PURPOSE

            The purpose of this Physicians Stock Option Plan (the "Plan") is to give physicians who are admitted to the medical staffs of the hospitals ("qualified physicians") of Champion Healthcare Corporation, a Texas corporation (the "Company"), and hospitals with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ("subsidiaries"), an opportunity to acquire shares of the common stock of the Company, no par value ("Common Stock").

2.          ADMINISTRATION.

            (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 11(c)) to a committee of directors (the "Committee") appointed by the Board and composed of not less than two members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 11(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of this Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options or any other derivative security pursuant to the Plan.


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            (b)           POWERS.  Within the limits of the express provisions
                          of the Plan, the Board shall determine: (i) the qualified physicians to whom awards hereunder shall be granted, (ii) the time or times at which such awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Board may take into account such other factors as the Board in its discretion shall deem relevant.

            (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

            (d) DETERMINATIONS. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

            (e) NONUNIFORM DETERMINATIONS. The Board's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.          AWARDS UNDER THE PLAN.

            (a) TYPE OF AWARD. Awards under the Plan may be granted in the following form: (i) Nonstatutory Stock Options, as described in Section 4. Nonstatutory Stock Options shall be referred to herein as "Stock Options."

            (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under


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                          the Plan is 100,000, subject to adjustment pursuant
                          to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

4.          STOCK OPTIONS.

            (a) CONDITIONS. Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following.

                          (i) OPTION PRICE. The option price of each Stock Option to purchase Common Stock shall be determined by the Board, but shall not be less than 80% of the fair market value of the Common Stock subject to such Stock Option on the date of grant or $11.80, whichever is greater.

                          (ii) TERM OF OPTIONS. No Stock Option shall be exercisable after the date ten (10) years and one (1) day from the date such Stock Option is granted.

                          (iii) CONDITIONS OF GRANT. The Board, in its discretion, may, as a condition to the grant of a Stock Option, require a


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                                       qualified physician who is the recipient
                                       of such Stock Option to enter into one
                                       or more of the following agreements with the Company on or prior to the date of grant of such Option:

                                       a)         The Shareholders' Agreement
                                                  dated effective December 31,
                                                  1990 among the Company and
                                                  Company Shareholders set forth
                                                  in Schedule I to that
                                                  agreement.

                                       b)          The Selected Shareholders'
                                                  Agreement dated May 27, 1992
                                                  among the Company and the
                                                  Shareholders listed therein.

                                       c)         The Stockholders Agreement
                                                  dated May 27, 1992 among the
                                                  Company and the Stockholders
                                                  listed therein.

If the qualified physician shall fail to enter into any such agreement at the request of the Board, then no Stock Option shall be granted hereunder to such qualified physician and the number of shares of Common Stock which would have been subject to such Option shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan.

                          (iv). CONSIDERATIONS TO GRANT. The Board in exercising its discretion to grant options to qualified physicians shall

                                       a)         Not require that the qualified
                                                  physician admit or refer
                                                  patients to a Company or
                                                  Subsidiary hospital;

                                       b)         Not grant options based or
                                                  conditioned upon the number
                                                  of referrals to a Company or
                                                  Subsidiary hospital;

                                       c)         Not condition the exercise or
                                                  vesting schedule of the
                                                  options


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                                                  upon referrals to the Company
                                                  or Sub-sidiary hospital;

                                       d)         Not provide for any special
                                                  payment plan or procedure upon
                                                  the exercise of an option
                                                  other than the full payment in
                                                  cash or as may otherwise be
                                                  provided herein; and

                                       e)         Not create any condition that
                                                  would work as a forfeiture of
                                                  the options should the
                                                  qualified physician cease
                                                  referring patients to the
                                                  Company or Subsidiary
                                                  hospital.

            (b) FORM. The form of the stock option agreement shall, subject to paragraph 4(a) immediately above, be substantially in the form as Exhibit 1 hereto.

5.          PROVISIONS APPLICABLE TO STOCK OPTIONS.

            (a) EXERCISE. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan.

            (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock


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                          on the date of exercise).  As soon as reasonably
                          possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

6.          TRANSFERABILITY.

            No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a qualified physician during his or her lifetime, or pursuant to Section 10 (c), by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

7.          ADJUSTMENT PROVISIONS.

            The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 7 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.          DISSOLUTION, MERGER AND CONSOLIDATION.

            Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction;





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provided, however, that the Board shall give at least 30 days prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her (1) vested or (2) if specifically provided in the option grant, vested and not vested, wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 10(b) or (c), each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

9.          EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

            The Plan shall become effective on the date designated by the Board, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. No grant or award shall be made under the Plan more than ten
(10) years from the effective date hereof; provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

10.         TERMINATION.

            (a) Each Stock Option shall, unless sooner terminated pursuant to Section 10(b) below, expire on the first to occur of the date one day after the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

            (b) Each Stock Option shall expire on the date it is determined or found by (i) a court or administrative judge or (ii) the Board, that the Stock Option, either upon its grant or exercise, has or will be in violation of any law, rule or regulation.

11.         MISCELLANEOUS.

            (a) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the


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                          Plan shall be subject to all applicable laws,
                          regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may bear such legend as the Board shall deem appropriate.

            (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

            (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that, it may not (except to the extent provided in Section 7 hereof): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan;
                          (iii) increase the maximum term of Stock Options; or
                          (iv) change the physician eligibility for Options to be granted under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

            (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

            (e) WITHHOLDING TAXES. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to


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                          satisfy all federal, state and local withholding tax
                          requirements.

            (f) RIGHT TO TERMINATE MEDICAL STAFF PRIVILEGES. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any qualified physician or other optionee the right to continue on the medical staff of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the medical staff privileges of such qualified physician or other optionee.

            (g) RIGHTS AS A SHAREHOLDER. No optionee shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

            (h) FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                          (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (10) consecutive trading days immediately preceding such given date;

                          (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and

                          (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

            (i) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is


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                          personally delivered to the Secretary of the Company
                          at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

            (j) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the State of Texas.

            (k) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

            (l) SHAREHOLDERS' AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to an optionee unless such optionee shall execute (i) the Shareholders' Agreement dated effective in December 31, 1990, (ii) the Selected Shareholders' Agreement dated May 27, 1992, and (iii) the Stockholders Agreement dated May 27, 1992 with respect to such Common Stock, copies of which will be furnished Optionee reasonably prior to any exercise.


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            This Plan, in accordance with Section 9, is effective as of the approval of Board evidenced in the Preamble hereof.


                                       CHAMPION HEALTHCARE CORPORATION



                                       By:
                                          -------------------------------
                                           Its:
                                               --------------------------





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               AMENDMENT NO. 1 TO CHAMPION HEALTHCARE CORPORATION
                          PHYSICIAN STOCK OPTION PLAN



This Amendment No. 1 to the Champion Healthcare Corporation Physician Stock Option Plan is effective this 6th day of December, 1994, upon the execution hereof by Champion Healthcare Corporation and the holders of options on the date hereof whose signatures appear below.

PREAMBLE.   Pursuant to authority granted by the Board of Directors of Champion
Healthcare Corporation on August 9, 1994, the hereinbelow described amendment (the "Amendment") was adopted to the Physician Stock Option Plan (the "Plan"). This Amendment was approved by the shareholders on December 6, 1994, with an effective date for all purposes as of the date set forth in the first paragraph above.

AMENDMENT. Section 9 of the Plan is hereby amended so that Stock Options and Stock Appreciation Rights will not expire upon the merger or consolidation of the Company, and Section 9 is amended to read in its entirety as follows:

            9.            DISSOLUTION, MERGER AND CONSOLIDATION.

                          Except as otherwise provided in Section 6(c)(ii),
            upon the dissolution or liquidation of the Company or upon a merger or consolidation of the Company in which the Company is not the surviving corporation and for which the plan or agreement of merger or consolidation does not provide for assumption by the surviving or consolidated corporation of Stock Options and/or Stock Appreciation Rights granted hereunder, each Stock Option and Stock Appreciation Right granted hereunder shall expire as of the effective date of such dissolution or liquidation; provided, however, that the Board shall give at least 30 days prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her (1) vested or (2) if specifically provided in the option grant, vested and unvested, wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) or Stock Appreciation Right and, subject to prior expiration pursuant to Section 11(b) or
            (c), each Stock Option and Stock Appreciation Right shall be exercisable after receipt of such written notice and prior to the effective date of such transaction. Any term or provision in this Plan to the contrary notwithstanding, in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation and for which the plan or agreement of merger or consolidation does provide for assumption by the surviving or consolidated corporation of Stock Options or Stock Appreciation Rights granted hereunder, each Stock Option and Stock Appreciation Right granted hereunder shall survive such merger or consolidation, and shall become and remain an obligation of the surviving corporation, and shall be adjusted according to the adjustment provisions of Section 8 of the Plan.





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AGREEMENT OF EXISTING OPTION HOLDERS.  The undersigned individual, a holder of an option issued pursuant to the Plan, hereby consents and agrees to the Amendment.

COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be considered an original and together shall constitute the one and same document.

                                       CHAMPION HEALTHCARE CORPORATION



                                By:
                                       -------------------------------
                                       James G. VanDevender,
                                       Executive Vice-president


                                       OPTION HOLDER


                                       -------------------------------

                                       Print Name:
                                                  --------------------





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